Exhibit 10.2

BOARD OBSERVER AND INDEMNIFICATION AGREEMENT

This Board Observer and Indemnification Agreement, dated as of April 16, 2015 (this “Agreement”), is made by and among Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”), [Observer Name to Insert] (the “Observer”), Web Hosting Enterprises Corporation, a Nevada corporation (“WHEC”).

WHEREAS, the Company and WHEC entered into a Share Exchange Agreement as of the date hereof (the “Share Exchange Agreement”), where WHEC acquired from the Company 500,000 shares of the Company’s common stock in consideration for a total of 200,000 shares of WHEC’s common stock (“WHEC Shares”);

WHEREAS, pursuant to the Share Exchange Agreement, the Company has agreed that WHEC may appoint a non-voting observer who will be permitted to attend meetings of the Company’s Board of Directors (the “Board”);

NOW, THEREFORE, in consideration of WHEC Shares, and in accordance with the terms of the Share Exchange Agreement, the Company hereby agrees to indemnify Observer subject to the following terms:

1.    Board Observer Rights.

(a)      The Company agrees that it will invite Observer to attend meetings of the Company’s Board of Directors and to observe transaction of business by the Board through written consents, in a nonvoting observer capacity, for the sole purpose of permitting Observer and his/her/its affiliates to have current information with respect to the affairs of the Company and the actions taken by the Board of Directors (the “Approved Purposes”). Observer shall have the right to be heard at any such meeting, but in no event shall the Observer be deemed to be a member of the Board or have the right to vote on any matter under consideration by the Board or otherwise have any power to cause the Company to take, or not to take, any action.

(b)      The Company hereby agrees that it shall not disclose any material non-public information to the Observer without Observer’s prior consent. Prior to each time when the Board transacts business by meetings or by written consents, the Company shall notify the Observer if there will be material non-public information concerning the matters brought for consideration by the Board. Observer shall within one (1) business day (“Election Deadline”) notify the Company in writing if he/she/it elects to observe the Board pursuant to Section 1(a) hereof. In the event that Observer does not notify the Company on or prior to the Election Deadline, it shall be deemed that Observer has elected not to exercise his/her/its right to observe provided under Section 1(a) hereof.

(c)       Upon exercise of his/her/its right to observe pursuant to Section 1(b) hereof, Observer shall be provided copies of all notices, minutes, consents, and all other materials or information that is provided to the directors with respect to a meeting or any written consent in lieu of meeting.

(d)      If a meeting of the Board is conducted via telephone or other electronic medium (e.g., videoconference), Observer may attend such meeting via the same medium; provided, however, that it shall be a material breach of this Agreement for anyone other than (i) Observer, (ii) a successor observer, if one has been appointed by WHEC, provided, however that such successor observer has been subjected to the same or similar background and diligence check prior to exercising any observer rights contemplated hereunder, or (iii) an observer designee, if one has been designated by WHEC pursuant to Section 6.1(c) of the Share Exchange Agreement, provided, however that such successor observer has been subjected to the same or similar background and diligence check prior to exercising any observer rights contemplated hereunder, to attend or participate in any way in such meeting, directly or indirectly, without the Company’s express prior written consent.

(e)       The Company shall reimburse the Observer on a quarterly basis for the reasonable out-of-pocket expenses incurred by the Observer in connection with attendance at Board and Committee meetings, all of which expenses shall be subject to pre-approval by the Company following submission to the Company of reasonably detailed accounting of any such expenses prior to any reimbursement.

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(f)       The rights described in this Section 1 shall terminate upon (i) termination of WHEC’s right to appoint and maintain an Observer to the Company’s Board as provided in the Share Exchange Agreement, or (ii) appointment of a replacement Observer by WHEC pursuant to Section 6.1 of the Share Exchange Agreement.

2.    Confidential Treatment of Company Confidential Information.

(a)    In consideration of the Company’s disclosure to Observer, on his own behalf and as authorized agent for WHEC, of information which is not publicly available concerning the Company for the Approved Purposes, Observer and WHEC jointly and severally agree that this Agreement will apply to all non-public information, in any form whatsoever, disclosed or made available to Observer and WHEC (collectively, the “Recipient”) concerning the Company, its affiliates and/or the Approved Purposes (“Confidential Information”). Notwithstanding anything to the contrary, Confidential Information shall not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the Company; (ii) becomes publicly known and made generally available after disclosure by the Company to the Recipient or its Representatives (as defined below) through no action or inaction of the Recipient; (iii) is already in the possession of the Recipient at the time of disclosure by the Company as shown by the Recipient's files and records immediately prior to the time of disclosure; (iv) is obtained by the Recipient from a third party without a breach of such third party's obligations of confidentiality; (v) is required by law to be disclosed by the Recipient, provided that the Recipient gives the Company prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(b)    Except as otherwise provided herein, Recipient agrees: (i) to hold Confidential Information in strict confidence and trust and to act in a fiduciary manner with respect to all Confidential Information; (ii) not to disclose Confidential Information to any third parties; and (iii) not to use any Confidential Information for any purpose except for the sole purpose of the Approved Purposes. Recipient may disclose the Confidential Information to its responsible employees, agents, advisors, affiliates and representatives with a bona fide need to know (“Representatives”), but only to the extent necessary for the Approved Purposes. Recipient agrees to instruct all such Representatives not to disclose such Confidential Information to third parties without the prior written permission of the Company. Recipient will, at all times, remain liable under the terms of this Agreement for any unauthorized disclosure or use of Confidential Information by any of its Representatives. The Recipient further acknowledges that it is aware (and that the Representatives who have knowledge of the matters which are the subject of this agreement have been, or upon acquiring such knowledge, will be advised) of the restrictions imposed by U.S. securities laws, including, without limitation, insider trading rules and regulations, Regulation FD, and by other applicable securities legislation on a person possessing material non-public information about a public company. In addition, the Recipient agrees that it will not make an offer nor purchase or sell securities of the Company (except (i) it is in connection with the transactions contemplated under the Share Exchange Agreement or (ii) such sale or purchase of the Company’s securities is or will be made by or with the Company) with the knowledge of a material fact or material change in the affairs of the Company that the Recipient knew or ought reasonably to have known had not been generally disclosed. Recipient acknowledges that due to the unique and proprietary nature of the Confidential Information, the Company may suffer great and irreparable injury as a consequence of a breach of this Agreement by Recipient or its Representatives and that money damages may not be a sufficient remedy for such a breach. In that regard, Recipient agrees that in the event of any such breach the Company may be entitled to seek equitable relief, including, without limitation, injunction, court order, specific performance or other appropriate remedies. Such remedies shall not be deemed to be exclusive of the remedies available to the Company but shall be in addition to any and all other remedies provided hereunder or available to the Company, whether at law or equity, and Recipient further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

3.    Exempted Disclosure. The foregoing restriction on the use and nondisclosure of Confidential Information will not include information which: (i) is, or hereafter becomes, through no act or failure to act on the part of the Recipient, generally known or available to the public; (ii) was acquired by the Recipient before receiving such information from the Company, without restriction as to use or disclosure; (iii) is hereafter furnished to the Recipient by a third party, without restriction as to use or disclosure; (iv) such information was independently developed by Recipient; or (v) is required to be disclosed pursuant to judicial process or court order, provided, that to the extent permitted by law, rule or regulation and reasonably practicable under the circumstances, the Recipient gives the Company prompt notice of such required disclosure so that the Company may challenge the same.

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4.    Return of Confidential Information. Upon request of the Company, the Recipient will promptly: (i) return to the Company all physical materials containing or consisting of Confidential Information and all hard copies thereof; and (ii) destroy all electronically stored Confidential Information in Recipient’s possession or control. Recipient may retain in its confidential files one copy of any item of Confidential Information in order to comply with any legal, compliance or regulatory requirements. Any Confidential Information that is not returned or destroyed, including, without limitation, any oral Confidential Information, and all notes, analyses, compilations, studies or other documents prepared by or for the benefit of the Recipient from such information, will remain subject to the confidentiality obligations set forth in this Agreement indefinitely.

5.    Recipient and Representative Compliance with Securities Laws. Recipient agrees that the Confidential Information is given in confidence in accordance with the terms of this Agreement, and Recipient will not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law. Recipient agrees to instruct all of its Representatives to whom it discloses Confidential Information that they may not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law and all and each of such Representatives shall agree to be bound by the same confidentiality restrictions.

6.    Joint and Several Obligations. The Parties agree that the obligations of Observer and WHEC under this Agreement are joint and several.

7.    Indemnity.

(a)      The Company will indemnify and hold harmless Observer from and against any losses, claims, damages, liabilities and expenses to which Observer may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon Observer’s designation as a non-voting observer at meetings of the Company’s Board of Directors. The Company will reimburse Observer for such losses, claims, damages, liabilities and expenses as they are incurred, including for amounts incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action.

(b)      Promptly after receipt by Observer under Section 7(a) of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), Observer will, if a claim in respect thereof is to be made against Observer under this Section 7, notify the Company in writing of the commencement thereof, and the omission so to notify the Company will relieve the Company from any liability under this Section 7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to Observer. In case any such action is brought against Observer, and Observer notifies the Company of the commencement thereof, the Company will be entitled, to the extent it may wish, to participate in the defense thereof, with separate counsel. Such participation shall not relieve the Company of the obligation to reimburse Observer for reasonable legal and other expenses incurred by Observer in defending itself of the claim in respect of which indemnity is sought. The Company shall not be liable to Observer on account of any settlement of any claim or action effected without the consent of the Company, such consent not to be unreasonably withheld or delayed.

(c)       The Company shall reimburse all reasonable legal fees and expenses of Observer in the defense of such claims or actions; provided, however, that the Company shall not be obliged to reimburse legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against Observer. Such law firm expense shall be reimbursed only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

8.    Insurance. For the duration of Observer’s appointment as Observer of the Company, the Company shall cause to be maintained in effect a policy of liability insurance coverage, if available, for Observer against liability that may be asserted against or incurred by him in his capacity as Observer which is substantially comparable in scope and amount to that provided by the Company’s policies of directors’ and officer’s liability insurance, if and to the extent such policies are in place and permit adding such Observer. Upon reasonable request, the Company shall provide Observer or his counsel with a copy of all directors’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials. Notwithstanding the foregoing, the Company may, but shall not be required to, create a trust fund, grant a security interest, or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

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9.    Governing Law: Venue for Disputes. This Agreement shall be governed in all respects by the laws of the State of New York (without giving effect to principles of conflicts of laws which would lead to the application of the laws of another jurisdiction). Each party hereby irrevocably and unconditionally consents to the jurisdiction of the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, for any action, suit or proceeding arising out of or related to this Agreement. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the federal and state courts in New York County, State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10.    Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, or sent by electronic mails, facsimile, to the applicable address set forth below.

To the Company:	Andatee China Marine Fuel Services Corp.
Unit C, No.68 of West Binhai Road,
Xigang District, Dalian, P.R. of China
Attn: Wang Hao
Email: ywanghao@126.com

With a copy to:	Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001

To Observer:	______________________
______________________
______________________
______________________

To WHEC:	Web Hosting Enterprises Corporation
3050 Rainbow Ave Pahrump, NV 89048 Attn: Randy Reineck Email: rreineck@areti.com

With a copy to:	Ofsink, LLC
230 Park Avenue, Suite 851
New York, NY 10169 Email: dofsink@golawintl.com Fax: 646-224-9844

11.    Entire Agreement. This Agreement, together with the Share Exchange Agreement, constitutes the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement.

12.     Term. The provisions of Section 1 hereof shall terminate and be of no further force or effect pursuant to Section 1(f) hereof. Notwithstanding the provisions of this Section 12, the provisions of Sections 2, 3, 4, 5, 6, 7, 9 and this Section 12 shall survive any termination or expiration of this Agreement.

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IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

By:	/s/ Wang Hao
Name:	Wang Hao
Title:	Chief Executive Officer

OBSERVER:

/s/ Janet Gorman
Name:	Janet Gorman

WEB HOSTING ENTERPRISES CORPORATION

By:	/s/ Randy Reineck
Name:	Randy Reineck
Title:	President